Performance Food Group Company
Richmond, Virginia


Gentlemen:

Re:  Registration Statements Nos. 333-12223, 33-72400, 333-78229,
333-24679 and 333-68877


With   respect   to  the  subject  registration  statements,   we
acknowledge our awareness of the use therein of our report  dated
November 2, 1999 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                               Very truly yours,

                               /s/ KPMG LLP


Richmond, Virginia
November 15, 1999